EXHIBIT 13.1

CEO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 20-F/A of JinkoSolar Holding Co., Ltd. (the “Company”) for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof, Kangping Chen, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/Kangping Chen
Name:	Kangping Chen
Title:	Chief Executive Officer
Date:	May 10, 2011